Exhibit 23
Form 11-K for 2025
File No. 1-8610
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-235537 filed on December 16, 2019, No. 333-189789 filed on July 3, 2013, No. 333-173078 filed on March 25, 2011, and No. 333-162472 filed on October 14, 2009) of our report dated June 22, 2026, with respect to the financial statements and supplemental schedule of AT&T Savings and Security Plan included in this Annual Report on Form 11-K for the year ended December 31, 2025.

/s/ Forvis Mazars, LLP

San Antonio, Texas
June 22, 2026